EXHIBIT (10)(a)


                                  AGREEMENT

               THIS AGREEMENT is made on April 16, 1997, by and between James Grosfeld ("Grosfeld") and Pulte Corporation, a Michigan corporation (the "Company").

                                   RECITALS

        Grosfeld and the Company desire to modify certain agreements to which they are parties.

        Therefore, the parties agree as follows:


        1.     Modifications to Other Agreements.

               Simultaneously with the execution of this Agreement:

               (a) The Consulting Agreement made as of April 30, 1990 between PHM Corporation and Grosfeld, as amended by Amendment and Extension to Consulting Agreement made as of December 30, 1992, is hereby amended as follows:

                 (i) In the fifth sentence of Section 2(a), the words "Except as set forth in the next sentence," are deleted.

                (ii) In the final sentence of Section 2(a), the semi-colon and the text that follows the semi-colon are deleted and a period is substituted for them.

               (iii) In Section 2(b), the words ", except as provided in the Noncompete Agreement (as defined in Section 7 below)," are deleted.

                (iv) In Section 2(c), the words "except to the extent he has the ability to do so solely as a member of the Company's Board of Directors and" are deleted.

                 (v) Section 3(a)(i) is deleted and the following is substituted for it:

                     "(i) December 31, 1999; or".

                (vi) The first sentence of Section 3(b), and the parenthetical at the end of the final sentence of Section 3(b), are deleted.

               (vii) Section 4 is deleted and the following is


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        substituted for it:

                      "In lieu of (i) any consulting fee or payment to help
               defray the cost of certain expense items that would have been payable after April 15, 1997 pursuant to this Agreement , and
               (ii) any monthly installment that would have been payable after April 15, 1997 pursuant to the Agreement made as of November 16, 1990 between PHM Corporation and Grosfeld, Grosfeld is receiving on April 16, 1997 and shall thereafter receive the payments provided for in Section 2 of the Agreement dated April 16, 1997 between Grosfeld and the Company."

               (viii) Section 7 is deleted.

               (b) The Agreement made as of November 16, 1990 between PHM Corporation and Grosfeld is amended as follows:

                  (i) Section 1(a)(i) is deleted and the following is substituted for it:

                 "(i) December 31, 1999; or".

                 (ii) In Section 2(d), the words "as provided in the Noncompete Agreement (as defined in Section 5 below), or" are deleted.

                (iii) In Section 2(e), the words "except to the extent he has the ability to do so solely as a member of the Company's Board of Directors and" are deleted.

                 (iv) Section 3 is deleted and the following is substituted for it:

               " In lieu of (i) any monthly installment that would have been payable after April 15, 1997 pursuant to this Agreement and
               (ii) any consulting fee or payment to help defray the cost of certain expense items that would have been payable after April 15, 1997 pursuant to the Consulting Agreement made as of April 30, 1990 between PHM Corporation and Grosfeld, as amended by Amendment and Extension to Consulting Agreement made as of December 30, 1992, Grosfeld is receiving on April 16, 1997 and shall thereafter receive the payments provided for in Section 2 of the Agreement dated April 16, 1997 between Grosfeld and the

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               Company."

                  (v) Section 4(a) is deleted.

                 (vi) Section 5 is deleted.

                (vii) Sections 6 (a), (b) and (c) are deleted.

               (viii) The introduction to Section 7 is deleted and the following is substituted for it:

               "Until December 1, 2008, Grosfeld shall not:".

                 (ix) The first sentence of Section 8(a)(i) is amended by inserting the words "or Section 1 of the Consulting Agreement referred to in Section 3, as amended," immediately following the words "this Agreement".

                  (x) The second sentence of Section 8(a)(i) is amended by substituting the words "such Section 2 or Section 1" for the words "Section 2".

                 (xi) Section 8(b) is deleted.

                (xii) Section 8(c) is deleted and the following is substituted for it:

               "(c) If Grosfeld commits a Material Breach of this Agreement as defined in Section 8(a) above and fails to cure such Material Breach in the time period specified therein, then the Company shall immediately be relieved of its obligation to make any further payment under Section 2 of the Agreement dated April 16, 1997 between Grosfeld and the Company and neither Grosfeld nor his estate shall be entitled to any further payment thereunder. Grosfeld acknowledges and agrees that the covenants and undertakings contained in Sections 6 and 7 hereof relate to matters which are of a special, unique and extraordinary character and that a violation of any of the terms of either of such Sections will cause irreparable injury to the Company, the amount of which will be extremely difficult, if not impossible, to estimate or determine and which cannot be adequately compensated by monetary damages alone. Therefore, Grosfeld agrees that, in addition to the immediate termination of the Company's obligation described above, the Company or any of its subsidiaries shall be jointly and severally entitled, as a matter of course, to an injunction, restraining order or other equitable relief from any Court of competent jurisdiction, restraining any violation or threatened violation of any of such terms by Grosfeld and such other persons as the Court shall order. The rights and remedies provided for in this
Section 8(c) are

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cumulative and are in addition to rights and remedies otherwise available to the Company under any other agreement or applicable law."

        2.     Payments in Connection with Modifications to Other Agreements.

               Simultaneously with the execution of this Agreement, the Company is paying to Grosfeld the amount of $2,971,832.09 by Company check. The Company hereby agrees that, subject to Section 8(c) of the Agreement referred to in Section 1(b) hereof, as such Agreement is further amended pursuant to such Section 1(b), on January 1, 2000 (or, in the event that prior to January 1, 2000 Grosfeld dies or becomes permanently unable to fulfill his obligations under such Agreement, as amended, and the Consulting Agreement referred to in Section 1(a) hereof, as amended, due to physical or mental incapacity, on the date of such event) the Company shall pay Grosfeld (or his estate or personal representative, as applicable) an additional $868,690.17.

        3.     Representations, Warranties and Acknowledgments of  Grosfeld.

               (a) Grosfeld hereby represents and warrants to the Company that:

                (i) Grosfeld has the right and power to execute, deliver and perform this Agreement; and

               (ii) Grosfeld was until yesterday a director of the Company and is familiar with the business of the Company; and Grosfeld has been represented by independent counsel who has advised him with respect to this Agreement.

        4.     Representations and Warranties of Company

        Company hereby represents and warrants to Grosfeld that:

        (a) This Agreement, and the transaction herein contemplated, have been approved by the Company's Board of Directors; and

        (b) Neither the execution nor the performance by the Company of this Agreement requires consent or approval of any governmental or regulatory authority or any other person or entity and this Agreement does not conflict with, violate or breach any provision of, or constitute a default under, the Company's Articles of Incorporation or By-Laws or any document, agreement, commitment or obligation to which the Company or any of its significant subsidiaries is a party.

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        5.     Miscellaneous.

               5.1 Successor and Assigns. This Agreement is binding on and inures to the benefit of and is enforceable by the parties to this Agreement and their respective heirs, executors, personal representatives, successors and assigns.

               5.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

               5.3 Entire Agreement; Amendment. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, written or oral, between the parties with respect to the subject matter of this Agreement (including without limitation the Pulte/Grosfeld Tentative Agreement dated April 4, 1997) and may not be modified or amended except by agreement in writing signed by the party against whom enforcement is sought.

               5.4 Counterparts. This Agreement may be executed in counterparts, which together shall be deemed an original of this Agreement.

               5.5 Interpretation. The captions and headings contained in this Agreement are solely for convenience of reference and shall not affect the interpretation of any provision of this Agreement.

               5.6 Survival. The warranties and representations of Section 3 hereof shall survive the execution of this Agreement and the consummation of the transaction contemplated hereby.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


                                            ----------------------------
                                            James Grosfeld


                                            PULTE CORPORATION,
                                            a Michigan corporation

                                            By:
                                                -------------------------
                                            Its:
                                                -------------------------

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